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                         NON-NEGOTIABLE PROMISSORY NOTE

$111,486.36                                                  December 16, 1993

Illinois                                                              Chicago,


     FOR VALUE RECEIVED, the undersigned, Nicholas Gihl ("Maker"), hereby promises to pay to the order of Total Control Products, Inc., an Illinois corporation ("Payee"), the principal sum of One Hundred Eleven Thousand Four Hundred Eight Six Dollars and Thirty Six Cents ($111,486.36) which amount shall be due and payable on December 16, 1998. Interest shall accrue on the unpaid balance of such principal sum beginning on the date hereof at a rate equal to the prime rate as announced from time to time by Bank One, Columbus, N.A. plus one percent (1%) per annum. Interest hereunder shall be payable on the first day of each quarter commencing on January 1, 1994, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     Maker hereby directs Payee to apply to the payment of any unpaid principal amount due hereunder one-half (1/2) of the after-tax amount of any bonuses payable by Payee to Maker as compensation for services rendered by Maker to Payee with respect to Payee's fiscal year ended March 31, 1994 and each fiscal year thereafter. For purposes of this Note, the after-tax amount of any bonus shall be deemed to be the amount of the bonus payable by Payee to Maker multiplied by the maximum marginal personal income taxes rate effective as to such bonus under the Internal Revenue Code of 1986, as amended.

     Except for the bonus payment referred to above, all payments on account of the indebtedness evidenced by this Note shall be applied first to accrued and unpaid interest and then to principal. Payments under this Note shall be made by check or money order paid to the order of Payee and shall be delivered to Payee at 2001 N. Janice Melrose Park, IL 60160, or to any other place that Payee designates in writing to Maker at least ten (10) days prior to the due date of any such payment.

     Maker reserves the right to prepay all or any portion of the unpaid principal sum and accrued interest of this Note without penalty, premium or interest (other than accrued interest) at any time or times after the date hereof. The amount of any such prepayment shall be applied first to accrued and unpaid interest and then to the principal payments under this Note. Interest shall immediately cease to accrue with respect to amounts of principal prepaid hereon.

     Maker hereby grants a security interest in and transfers, pledges, assigns and delivers to Payee as collateral security 191,900 shares of common stock, no par value per share, of Payee (the "Shares") to secure the payment of this Note.

     The unpaid principal amount due hereunder, together with all accrued interest thereon, shall become immediately due and payable if (i) Maker enters into an agreement for the sale by Maker of all or any portion of the Shares; or (ii) Maker shall fail to pay any principal or interest of this Note when due and such failure shall continue for fifteen (15) calendar days. In the event Maker fails to

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perform any of his covenants set forth in this Note, Payee or its assigns is hereby empowered to sell the Shares and apply the proceeds of such sale in satisfaction of all amounts due under this Note.

     No delay or omission on the part of Payee in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or exercise of any other right or remedy. Without limiting the generality of the foregoing, in the event any payment by or on behalf of Maker to Payee is held to constitute a preference under the bankruptcy laws now or hereafter constituted, or other similar law, and by reason thereof Payee is required to refund such payment or pay the amount thereof to any party, such payment by or on behalf of Maker to Payee shall not constitute a release of Maker from any liability hereunder to the extent of such payment. Maker hereby waives demand, presentment, dishonor, notice of dishonor, protest, notice of protest, notice of nonpayment and all other demands and notices in connection with the enforcement of Payee's rights hereunder.

     This Note, together with an additional Non-Negotiable Promissory Note (the "Second Note") dated as of the date hereof in the principal amount of $35,095.79 executed by Maker in favor of Payee, are being executed and delivered by Maker in substitution for (i) that certain Non-Negotiable Promissory Note dated as of March 15, 1989 in the principal amount of $65,000 executed by Maker in favor of Payee; (ii) that certain Non-Negotiable Promissory Note dated as of April 17, 1990 in the principal amount of $23,000 executed by Maker in favor of Payee; and
(iii) that certain Judgement Note dated as of April 15, 1992 in the principal amount of $21,306 executed by Maker in favor of Payee (collectively, the "Cancelled Notes"). Upon the execution and delivery of this Note and the Second Note by Maker to Payee, each of the Cancelled Notes shall be cancelled and be deemed null and void.

     The obligations of Maker under this Note shall be binding upon and inure to the benefit of Maker, Payee and their respective legal representatives, heirs, successors and assigns.

     This Note has been delivered by Maker in Chicago, Illinois and shall be governed and construed in accordance with the laws of the State of Illinois.

                              MAKER:

                              /s/ Nicholas Gihl
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                              Nicholas Gihl